Exhibit 99

Marriott International Board of Directors Announces Two New Directors

Lauren Hobart, President and CEO of DICK’S Sporting Goods and

Grant Reid, former President and CEO of Mars, Incorporated Elected to Board of Directors

March 15, 2023 - Bethesda, MD – The board of directors of Marriott International, Inc. (NASDAQ: MAR) today announced the election of Lauren R. Hobart, President and Chief Executive Officer of DICK’S Sporting Goods, and Grant F. Reid, former President and Chief Executive Officer of Mars, Incorporated, as independent directors of the company, effective March 15, 2023. Both are expected to be included in the company’s slate of nominees for election at its upcoming 2023 annual meeting of stockholders.

“Lauren and Grant both have outstanding track records as chief executives of consumer-focused companies, a history of driving growth through technology, innovation and digital operations, and experience building strong company cultures,” said Frederick “Fritz” Henderson, Marriott International’s Independent Lead Director. “We are thrilled to have them join the board and are confident that their fresh perspectives and contributions will help advance the company’s strategy and growth.”

Lauren Hobart

Ms. Hobart serves as President and Chief Executive Officer of DICK’S Sporting Goods. She is the third CEO in the company’s 75-year history and the first non-family member CEO.

“Lauren is a valuable addition to Marriott’s board of directors,” said David Marriott, Chairman of the Board for Marriott International. “Lauren’s significant impact on shaping a culture of inclusivity at DICK’S while enhancing the teammate and customer experience will benefit Marriott as we continue our efforts to create a positive and sustainable impact wherever we do business.”

Ms. Hobart joined DICK’S in February 2011 as Senior Vice President and Chief Marketing Officer (CMO). In her time as CMO, Ms. Hobart revamped the company’s marketing efforts, drove significant improvement in the return on investment of the marketing spend and was instrumental in developing and launching DICK’S CALIA brand. Ms. Hobart was promoted to Executive Vice President and CMO and later to Executive Vice President, Chief Customer & Digital Officer. She became President of DICK’S in May 2017, overseeing the stores, marketing, eCommerce, technology, human resources, communications, legal and strategy & analytics organizations, and became President and CEO in February 2021.

Ms. Hobart has also served on the DICK’S board of directors since January 2018 and is President of The DICK’S Sporting Goods Foundation. Under Ms. Hobart’s leadership, The DICK’S Sporting Goods Foundation developed its signature Sports Matter initiative in 2014, which has enabled over one million children to have access to sports. Prior to joining DICK’S, Ms. Hobart spent 14 years at PepsiCo in various leadership roles. Prior to PepsiCo, Ms. Hobart was at Wells Fargo Bank and JP Morgan Chase.

Grant Reid

Mr. Reid served as President and CEO of Mars, a position he held for almost nine years, and led the company during a period of significant growth and transformation. He announced his retirement in June 2022 after a 34-year career with the company. As CEO, Mr. Reid fused performance with purpose, delivered sustainable growth, ramped up Mars’ digital capabilities, built its iconic brands and expanded into newer territories like veterinary health, pet services, and healthy snacking. As a result, under Mr. Reid’s leadership, Mars’ annual sales grew by more than 50% to nearly $45 billion, and its global associate workforce more than doubled from 60,000 to 140,000.

“We are excited to welcome Grant to Marriott’s board of directors and look forward to his contributions,” said Mr. Marriott. “Grant brings with him a wealth of experience, having led a family-owned company that produces some of the world’s most beloved and iconic brands. His acumen in navigating the complexity of global supply chains and his commitment to people and our planet will help advance Marriott’s operations and core values.”

During his tenure as CEO, Mr. Reid championed Mars’ work on environmental issues, launching its $1 billion Sustainable in a Generation Plan in 2017 and, more recently, driving coalitions to accelerate cross-industry action, including being asked by the former Prince of Wales to serve as chair of the Sustainable Markets Initiative’s (SMI) Agribusiness Task Force.

With the election of Ms. Hobart and Mr. Reid, the Marriott International board will expand to 14 directors, 11 of whom are independent. The board size is expected to be reduced to 13 at Marriott International’s annual meeting, at which one current director, having reached the age limit for directors under Marriott International’s Governance Principles, is not expected to be nominated for re-election by the board. With Ms. Hobart and Mr. Reid, the current members of Marriott International’s board of directors are:

•	David S. Marriott, Chairman of the Board; Former President, U.S. Full Service Managed by Marriott, Marriott International, Inc.

•	Anthony G. Capuano, President and Chief Executive Officer, Marriott International, Inc.

•	Isabella D. Goren, Former Chief Financial Officer, American Airlines, Inc. and AMR Corporation

•	Deborah Marriott Harrison, Global Cultural Ambassador Emeritus, Marriott International, Inc.

•	Frederick A. Henderson, Marriott International’s Lead Director; Former Chairman and Chief Executive Officer, SunCoke Energy, Inc.

•	Eric Hippeau, Managing Partner, Lerer Hippeau

•	Lauren R. Hobart, President and Chief Executive Officer, DICK’S Sporting Goods

•	Debra L. Lee, Former Chairman and Chief Executive Officer, BET Networks

•	Aylwin B. Lewis, Former Chairman, President and Chief Executive Officer, Potbelly Corporation

•	Margaret M. McCarthy, Former Executive Vice President, CVS Health Corporation

•	George Muñoz, Principal, Muñoz Investment Banking Group, LLC

•	Grant F. Reid, Former President and Chief Executive Officer, Mars, Incorporated

•	Horacio D. Rozanski, President and Chief Executive Officer, Booz Allen Hamilton Inc.

•	Susan C. Schwab, Professor Emerita, University of Maryland and Former U.S. Trade Representative

Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of United States federal securities laws, including statements related to the anticipated benefits of the addition of Ms. Hobart and Mr. Reid to the board, expected director nominees for election at the company’s upcoming 2023 annual meeting of stockholders, the future size of the company’s board, the company’s efforts to create a positive and sustainable impact, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we identify in our U.S. Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of the date of this press release and undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Marriott International

Marriott International, Inc., (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 8,300 properties under 30 leading brands spanning 138 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly awarded travel program. For more information, please visit our website at www.Marriott.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

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